Exhibit 99.1

Lifetime Brands, Inc. Reports Third Quarter Financial Results

GARDEN CITY, NY, — November 5, 2015 — Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global provider of branded kitchenware, tableware and other products used in the home, today reported its financial results for the third quarter ended September 30, 2015.

Third Quarter Financial Highlights:

•	Consolidated net sales were $163.2 million in the quarter ended September 30, 2015; an increase of $1.0 million, or 0.6%, as compared to consolidated net sales of $162.2 million in the corresponding period in 2014. In constant currency, which excludes the impact of foreign exchange fluctuations, consolidated net sales increased 2.9%, as compared to consolidated net sales in the corresponding period in 2014.

•	Gross margin was $57.0 million, or 34.9%, in the quarter ended September 30, 2015, as compared to $57.9 million, or 35.7%, for the corresponding period in 2014. The decrease in consolidated gross margin was primarily due to the unfavorable impact of foreign currency fluctuations and a lower margin product and channel sales mix.

•	Income from operations was $9.8 million in the quarter ended September 30, 2015, as compared to $8.4 million in the corresponding period in 2014.

•	Net income (loss) was $5.1 million, or $0.36 per diluted share, in the quarter ended September 30, 2015, as compared to net income (loss) of $(1.6) million, or $(0.12) per diluted share, in the corresponding period in 2014.

•	Adjusted net income was $5.9 million, or $0.41 per diluted share, in the quarter ended September 30, 2015, as compared to $5.7 million, or $0.41 per diluted share, in the corresponding period in 2014.

•	Consolidated EBITDA was $14.1 million, in the quarter ended September 30, 2015, as compared to $16.5 million for the corresponding 2014 period.

•	Equity in earnings (losses), net of taxes, was $(0.5) million in the quarter ended September 30, 2015, as compared to $(5.2) million in the corresponding 2014 period. Excluding the impact of a $(0.8) million deferred tax expense related to foreign currency translation, equity in earnings (losses), net of taxes, was $0.3 million. The 2014 period includes a charge of $(5.2) million, net of tax, for the reduction in the fair value of the Company’s investment in GS Internacional S/A.

Nine Months Financial Highlights:

•	Consolidated net sales were $401.8 million in the nine months ended September 30, 2015; an increase of $5.8 million, or 1.5%, as compared to net sales of $396.0 million for the corresponding period in 2014. In constant currency, consolidated net sales increased 4.0%.

•	Gross margin was $145.4 million, or 36.2%, in the nine months ended September 30, 2015 as compared to $143.1 million, or 36.1%, for the corresponding period in 2014.

•	Income from operations was $6.6 million in the nine months ended September 30, 2015, as compared to $3.1 million, for the corresponding period in 2014.

•	Net income (loss) was $1.3 million, or $0.09 per diluted share, in the nine months ended September 30, 2015, as compared to net income (loss) of $(7.7) million, or $(0.57) per diluted share, in the 2014 period.

•	Adjusted net income was $3.4 million, or $0.24 per diluted share, in the nine months ended September 30, 2015, as compared to $0.9 million, or $0.06 per diluted share, in the 2014 period.

•	Consolidated EBITDA was $21.0 million in the nine months ended September 30, 2015, as compared to $21.6 million for the corresponding 2014 period.

•	Equity in earnings (losses), net of taxes, was $(0.2) million, in the nine months ended September 30, 2015, as compared to equity in earnings (losses), net of taxes, of $(5.4) million in the corresponding 2014 period. Excluding the impact of a $(1.3) million deferred tax expense related to foreign currency translation, equity in earnings (losses) for the nine months ended September 30, 2015 was $1.2 million. The 2014 period includes a charge of $(5.2) million, net of tax, for the reduction in the fair value of the Company’s investment in GS Internacional S/A.

Jeffrey Siegel, Lifetime’s Chairman and Chief Executive Officer, commented,

“The strong performance of Lifetime’s U.S. wholesale business in the third quarter was partially offset by the impact of foreign currency exchange rate fluctuations, which reduced reported net sales by approximately $3.6 million or 2.3% year-over-year.

“The depreciation of the British pound, the Canadian dollar, the Mexican peso and the Brazilian real against the U.S. dollar decreased gross margins at our U.K. subsidiaries and our Partner Companies in Canada, Mexico and Brazil by increasing their costs of goods imported from Asia, where purchases are denominated in U.S. dollars, and hurt sales due to higher prices being passed along to customers and consumers. Moreover, these exchange rate fluctuations produce unfavorable comparisons when the results of our non-U.S. business are translated into U.S. dollars.

“Our U.S. business remains strong and we continue to expect growth in both sales and margins in the fourth quarter, which should benefit from strong holiday shipments.

“As a result, we are revising our guidance for full-year 2015 results. We now foresee reported net sales to increase 2% to 3% year-over-year. We expect our operating margin to be in the range of 4.0 to 4.5%.”

Dividend

On Tuesday, November 3, 2015, the Board of Directors declared a quarterly dividend of $0.0425 per share payable on February 15, 2016 to shareholders of record on February 1, 2016.

Conference Call

The Company has scheduled a conference call for Thursday, November 5, 2015 at 11:00 a.m. ET. The dial-in number for the conference call is (877) 415-3185 or (857) 244-7328 passcode #37648519. A replay of the call will also be available through Friday, November 6, 2015 and can be accessed by dialing (888) 286-8010 or (617) 801-6888, conference ID #24424431. A live webcast of the conference call will be broadcast in the Investor Relations section of the Company’s web site, www.lifetimebrands.com. For those who cannot listen to the live broadcast, an audio replay of the call will also be available on the site.

Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate comparison of the Company’s operating performance. Management uses this non-GAAP information as an indicator of business performance. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, GAAP measures of performance.

Forward-Looking Statements

In this press release, the use of the words “believe,” “could,” “expect,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements that represent the Company’s current judgment about possible future events. The Company believes these judgments are reasonable, but these statements are not guarantees of any events or financial results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of foreign exchange fluctuations; the impact of changes in general economic conditions on the Company’s customers; changes in demand for the Company’s products; shortages of and price volatility for certain commodities; significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and an appropriate level of debt.

Lifetime Brands, Inc.

Lifetime Brands is a leading global provider of kitchenware, tableware and other products used in the home. The Company markets its products under such well-known kitchenware brands as Farberware®, KitchenAid®, Cuisine de France®, Fred® & Friends, Guy Fieri®, Kitchen Craft®, Kizmos™, La Cafetière®, Misto®, Mossy Oak®, Pedrini®, Sabatier®, Savora™ and Vasconia®; respected tableware brands such as Mikasa®, Pfaltzgraff®, Creative Tops®, Gorham®, International® Silver, Kirk Stieff®, Sasaki®, Towle® Silversmiths, Tuttle®, Wallace®, V&A® and Royal Botanic Gardens Kew®; and home solutions brands, including Kamenstein®, Bombay®, BUILT®, Debbie Meyer® and Design for Living™. The Company also provides exclusive private label products to leading retailers worldwide.

The Company’s corporate website is www.lifetimebrands.com.

Contacts:

Lifetime Brands, Inc.	Lippert/Heilshorn & Assoc.
Laurence Winoker, Chief Financial Officer	Harriet Fried, SVP
516-203-3590	212-838-3777
investor.relations@lifetimebrands.com	hfried@lhai.com

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands - except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net sales	$163,198	$162,244	$401,790	$395,976
Cost of sales	106,246	104,321	256,419	252,869

Gross margin	56,952	57,923	145,371	143,107
Distribution expenses	13,348	13,262	39,378	38,068
Selling, general and administrative expenses	33,842	32,849	99,389	98,456
Intangible asset impairment	—	3,384	—	3,384
Restructuring expenses	—	—	—	125

Income from operations	9,762	8,428	6,604	3,074
Interest expense	(1,454)	(1,698)	(4,344)	(4,760)
Financing expense	—	—	(154)	—
Loss on early retirement of debt	—	—	—	(319)

Income (loss) before income taxes and equity in earnings	8,308	6,730	2,106	(2,005)
Income tax provision	(2,745)	(3,123)	(665)	(352)
Equity in losses, net of taxes	(459)	(5,193)	(169)	(5,360)

NET INCOME (LOSS)	$5,104	$(1,586)	$1,272	$(7,717)

Weighted-average shares outstanding - basic	13,912	13,619	13,824	13,460

BASIC INCOME (LOSS) PER COMMON SHARE	$0.37	$(0.12)	$0.09	$(0.57)

Weighted-average shares outstanding - diluted	14,307	13,619	14,242	13,460

DILUTED INCOME (LOSS) PER COMMON SHARE	$0.36	$(0.12)	$0.09	$(0.57)

Cash dividends declared per common share	$0.0425	$0.0375	$0.1175	$0.1125

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands - except share data)

	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,279	$5,068
Accounts receivable, less allowances of $5,706 at September 30, 2015 and $6,663 at December 31, 2014	109,184	107,211
Inventory	173,612	137,924
Prepaid expenses and other current assets	9,893	7,914

TOTAL CURRENT ASSETS	298,968	258,117

PROPERTY AND EQUIPMENT, net	25,501	26,801
INVESTMENTS	24,360	28,155
INTANGIBLE ASSETS, net	98,343	103,597
OTHER ASSETS	2,792	4,732

TOTAL ASSETS	$449,964	$421,402

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of Credit Agreement Term Loan	$20,000	$10,000
Short term loan	—	765
Accounts payable	35,663	28,694
Accrued expenses	45,922	36,961
Deferred income taxes	2,065	2,293
Income taxes payable	—	5,156

TOTAL CURRENT LIABILITIES	103,650	83,869

DEFERRED RENT & OTHER LONG-TERM LIABILITIES	20,087	20,160
DEFERRED INCOME TAXES	1,951	1,485
REVOLVING CREDIT FACILITY	118,798	92,655
CREDIT AGREEMENT TERM LOAN	17,500	35,000

STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $.01 par value, shares authorized: 25,000,000; shares issued and outstanding: 14,025,721 at September 30, 2015 and 13,712,081 at December 31, 2014	140	137
Paid-in capital	165,126	160,315
Retained earnings	37,326	37,703
Accumulated other comprehensive loss	(14,614)	(9,922)

TOTAL STOCKHOLDERS’ EQUITY	187,978	188,233

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$449,964	$421,402

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine Months Ended September 30,
	2015	2014
OPERATING ACTIVITIES
Net income (loss)	$1,272	$(7,717)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Provision for doubtful accounts	229	133
Depreciation and amortization	10,703	10,628
Amortization of financing costs	477	465
Deferred rent	511	(623)
Deferred income taxes	699	(212)
Stock compensation expense	2,314	2,133
Undistributed equity in losses, net	169	5,360
Intangible asset impairment	—	3,384
Loss on early retirement of debt	—	319
Changes in operating assets and liabilities (excluding the effects of business acquisitions)
Accounts receivable	(2,805)	587
Inventory	(36,422)	(37,479)
Prepaid expenses, other current assets and other assets	(642)	(1,889)
Accounts payable, accrued expenses and other liabilities	17,886	10,985
Income taxes payable	(5,822)	(7,535)

NET CASH USED IN OPERATING ACTIVITIES	(11,431)	(21,461)

INVESTING ACTIVITIES
Purchases of property and equipment	(4,190)	(4,340)
Kitchen Craft acquisition, net of cash acquired	—	(59,977)
Other acquisitions, net of cash acquired	—	(5,280)

NET CASH USED IN INVESTING ACTIVITIES	(4,190)	(69,597)

Proceeds from Revolving Credit Facility	213,625	206,193
Repayments of Revolving Credit Facility	(187,267)	(142,114)
Repayments of Senior Secured Term Loan	—	(20,625)
Proceeds from Credit Agreement Term Loan	—	50,000
Repayment of Credit Agreement Term Loan	(7,500)	(2,500)
Proceeds from Short Term Loan	37	1,168
Payments on Short Term Loan	(803)	(217)
Payment of financing costs	—	(1,375)
Proceeds from exercise of stock options	843	2,192
Cash dividends paid	(1,557)	(1,517)

NET CASH PROVIDED BY FINANCING ACTIVITIES	17,378	91,205

Effect of foreign exchange on cash	(546)	(117)
INCREASE IN CASH AND CASH EQUIVALENTS	1,211	30

Cash and cash equivalents at beginning of period	5,068	4,947

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$6,279	$4,977

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Consolidated EBITDA for the Four Quarters Ended September 30, 2015
Three months ended September 30, 2015	$14,089
Three months ended June 30, 2015	4,388
Three months ended March 31, 2015	2,519
Three months ended December 31, 2014	20,918

Total for the four quarters	$41,914

Consolidated EBITDA for the Four Quarters Ended September 30, 2014 (1)
Three months ended September 30, 2014	$16,470
Three months ended June 30, 2014	1,494
Three months ended March 31, 2014	3,660
Three months ended December 31, 2013	21,011

Total for the four quarters	$42,635

(1)	Consolidated EBITDA for the four quarters ended September 30, 2014 excludes the effect of a pro forma acquisition adjustment of $3.0 million.

Reconciliation of GAAP to Non-GAAP Operating Results

Consolidated EBITDA:

	Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Net income (loss) as reported	$5,104	$(1,727)	$(2,105)	$9,261
Subtract out:
Undistributed equity in (earnings) losses, net	459	(2)	(288)	1,364
Add back:
Income tax provision (benefit)	2,745	(717)	(1,363)	5,473
Interest expense	1,454	1,459	1,431	1,658
Loss on early retirement of debt	—	—	—	27
Financing expense	—	—	154	758
Depreciation and amortization	3,510	3,638	3,555	3,572
Stock compensation expense	791	773	750	2,360
Contingent consideration	—	1,545	147	(4,115)
Permitted acquisition related expenses, net of recovery	26	(581)	238	560

Consolidated EBITDA	$14,089	$4,388	$2,519	$20,918

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Consolidated EBITDA:

	Three Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Net income (loss) as reported	$(1,586)	$(3,202)	$(2,929)	$9,388
Subtract out:
Undistributed equity in (earnings) losses, net	5,193	(41)	208	(332)
Add back:
Income tax provision (benefit)	3,123	(1,586)	(1,185)	6,182
Interest expense	1,698	1,672	1,390	1,256
Loss on early retirement of debt	—	—	319	102
Intangible asset impairment	3,384	—	—	—
Depreciation and amortization	3,299	3,716	3,613	2,708
Stock compensation expense	694	713	726	750
Contingent consideration	665	—	—	—
Permitted acquisition related expenses	—	97	1,518	957
Restructuring expenses	—	125	—	—

Consolidated EBITDA	$16,470	$1,494	$3,660	$21,011

Consolidated EBITDA is a non-GAAP measure that the Company defines as net income (loss), adjusted to exclude undistributed equity in earnings (losses), income taxes, interest, losses on early retirement of debt, depreciation and amortization, stock compensation expense, intangible asset impairment, contingent consideration, certain acquisition related expenses and restructuring expenses, as shown in the tables above.

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands - except per share data)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Adjusted net income and adjusted diluted income per common share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income (loss) as reported	$5,104	$(1,586)	$1,272	$(7,717)
Adjustments:
Contingent consideration	—	—	1,545	—
Acquisition related expenses (recoveries), net	26	—	(385)	1,615
Financing expenses	—	—	154	—
Loss on early retirement of debt	—	—	—	319
Restructuring expenses	—	—	—	125
Intangible asset impairment	—	3,384	—	3,384
Impairment of GS International S/A	—	5,248	—	5,248
Deferred tax for foreign currency translation for Grupo Vasconia	756	—	1,331	—
Income tax effect on adjustments	(10)	(1,354)	(526)	(2,089)

Adjusted net income	$5,876	$5,692	$3,391	$885

Adjusted diluted income per common share	$0.41	$0.41	$0.24	$0.06

Adjusted net income in the three and nine months ended September 30, 2015 excludes the fair value adjustment of certain contingent consideration, acquisition related expenses, the recovery of acquisition related expenses for an acquisition not completed, financing expenses and deferred tax expense related to our equity earnings of Vasconia due to recording the tax benefit of cumulative translation losses through other comprehensive income. Adjusted net income in the three and nine months ended September 30, 2014 excludes certain acquisition related expenses, the loss on retirement of debt, restructuring expenses, intangible asset impairment and the impairment of the Company’s investment in GS Internacional S/A.

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands - except per share data)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Constant Currency:

	As Reported Three Months Ended September 30,			Constant Currency (1) Three Months Ended September 30,				Year-Over-Year Increase (Decrease)
Net sales	2015	2014	Increase (Decrease)	2015	2014	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S. Wholesale	$130,588	$125,341	$5,247	$130,588	$125,200	$5,388	$(141)	4.3%	4.2%	(0.1)%
International	28,812	33,247	(4,435)	28,812	29,762	(950)	(3,485)	(3.2)%	(13.3)%	(10.1)%
Retail Direct	3,798	3,656	142	3,798	3,656	142	—	3.9%	3.9%	—%

Total net sales	$163,198	$162,244	$954	$163,198	$158,618	$4,580	$(3,626)	2.9%	0.6%	(2.3)%

	As Reported Nine Months Ended September 30,			Constant Currency (1) Nine Months Ended September 30,				Year-Over-Year Increase (Decrease)
Net sales	2015	2014	Increase (Decrease)	2015	2014	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S. Wholesale	$311,710	$296,155	$15,555	$311,710	$295,910	$15,800	$(245)	5.3%	5.3%	(0.1)%
International	76,641	87,969	(11,328)	76,641	78,668	(2,027)	(9,301)	(2.6)%	(12.9)%	(10.3)%
Retail Direct	13,439	11,852	1,587	13,439	11,852	1,587	—	13.4%	13.4%	—%

Total net sales	$401,790	$395,976	$5,814	$401,790	$386,430	$15,360	$(9,546)	4.0%	1.5%	(2.5)%

(1)	“Constant Currency” is determined by applying the 2015 average exchange rates to the prior year local currency net sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact”. Constant currency net sales growth excludes the impact of currency.